UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note, dated May 19, 2025

On May 19, 2025, NextNRG, Inc. (the “Company”) and Michael D. Farkas entered into a promissory note (the “May 19 Note”) for the principal sum of $224,000 to be used for the Company’s working capital needs. The unpaid principal balance of the May 19 Note has a fixed interest rate of 12% per annum and matures on the earlier of (1) May 13, 2026 or (ii) the date the Company completes a cumulative capital raise of at least $4 million following the date of the May 19 Note. Further, the May 19 Note was issued with an original issue discount of $24,000.

Mr. Farkas is the Company’s Chief Executive Officer, Chairman of the Board of Directors and beneficial holder of a majority of the Company’s outstanding common stock.

Promissory Note, dated May 20, 2025

On May 20, 2025, the Company and Mr. Farkas entered into a promissory note (the “May 20 Note”) for the principal sum of $196,000 to be used for the Company’s working capital needs. The unpaid principal balance of the May 20 Note has a fixed interest rate of 12% per annum and matures on the earlier of (1) May 20, 2026 or (ii) the date the Company completes a cumulative capital raise of at least $4 million following the date of the May 20 Note. Further, the May 20 Note was issued with an original issue discount of $21,000.

Amendment to Alcourt Promissory Note

As previously reported on a Current Report on Form 8-K dated April 4, 2025, the Company issued a promissory note to Alcourt LLC (“Alcourt”) in the principal sum of $1,000,000 at an interest rate of 15% per annum (the “Alcourt Note”). The maturity date of the Alcourt Note was April 30, 2025. On May 21, 2025, the Company and Alcourt entered into that certain Amendment to Promissory Note (the “Amendment”) that extends the maturity date of the Alcourt Note until May 31, 2025 in exchange for the issuance of 26,000 shares of common stock to Alcourt and an extension fee of $150,000.

The information set forth above is qualified in its entirety by references to the May 19 Note, May 20 Note, and the Amendment, which are incorporated herein by reference and attached hereto as Exhibit 10.1, 10.2 and 10.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 hereof regarding the May 19 Note, the May 20 Note, and the Amendment are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated May 19, 2025 by and between NextNRG, Inc. and Michael D. Farkas
10.2	Promissory Note, dated May 19, 2025 by and between NextNRG, Inc. and Michael D. Farkas
10.3	Amendment to Promissory Note, dated May 21, 2025 by and between NextNRG, Inc. and Alcourt LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: May 23, 2025	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chief Executive Officer